Exhibit 5.1

HARNEYS
British Virgin Islands lawyers
Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547
www.harneys.com
30 October 2006
Your Ref

Our Ref 036175.0001.SDD/TLM

	Doc ID	851953_3.DOC

Yucheng Technologies Limited

C/o 105 West 13th Street, Suite 7A

New York, New York 10011

United States of America

Dear Sirs

Yucheng Technologies Limited (the “Company”)

1.                    We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), in respect of the issuance to the security holders of China Unistone Acquisition Corporation, a Delaware corporation (“China Unistone”), pursuant to a merger of China Unistone with and into the Company, of (i) 4,200,000 Ordinary Shares, no par value per share (the “Ordinary Shares”), (ii) 6,900,000 warrants, each to purchase one Ordinary Share (the “Warrants”), (iii) 6,900,000 Ordinary Shares that may be issued on exercise of the Warrants, (iv) a Representative Unit Purchase Option representing the right to acquire 150,000 units, each unit consisting of one Ordinary Share and two Warrants (“Purchase Option”), (v) 150,000 Ordinary Shares that may be issued on exercise of the Purchase Option, (vi) 300,000 Warrants that may be issued on exercise of the Purchase Option, and, (vii) 300,000 Ordinary Shares that may be issued on exercise of the Warrants that may be issued on exercise of the Purchase Option. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

2.                  For the purpose of this opinion, we have examined the following:

(a)            a final form draft of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company on or about February, 2006 with the United States Securities and Exchange Commission for the purpose of registering the Ordinary Shares, the Warrants and Purchase Option; and

(b)             (i)        the Memorandum and Articles of Association and Certificate of Incorporation of the Company
            on file at the British Virgin Islands Registry of Corporate Affairs on 28 March 2006;

A list of partners is available for inspection at our offices.

British Virgin Islands   Anguilla   London   Hong Kong

(ii)                        a copy of the written resolutions of the sole director of the Company dated 8 February 2006 authorising the execution of the Registration Statement by the Company (the “Director’s Resolution”);

(iii)                     an original registered agent’s certificate (including a certified copy of the share register) dated 21 March 2006 identifying sole the director and sole shareholder of the Company, issued by Offshore Incorporations Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iv)                    the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 30 October 2006; and

(v)                       the records of proceedings on file with, and available for inspection on 30 October 2006 at the High Court of Justice, British Virgin Islands.

3.                                                 For the purposes of this opinion we have assumed without further enquiry:

(a)                        the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)                       the genuineness of all signatures and seals;

(c)                        the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)                       the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)                        that the information appearing in the Registered Agent’s Certificate was correct on the date(s) on which the Director’s Resolutions were executed, and that the Director’s Resolutions remain in full force and effect; and

(f)                          that the Registration Statement will be duly executed by the Company in the form as the Registration Statement which we have examined.

4.                                                 Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)                        The Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands.

(b)                       The Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

(c)                        The Ordinary Shares are duly authorised and, when issued pursuant to their governing instruments and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(d)                       The Warrants and Purchase Option are duly authorized and, when issued, pursuant to their governing instruments and in the manner described in the Registration Statement, will be validly issued and legally binding. The Ordinary Shares to be issued upon exercise of the Warrants and the Purchase Option are duly authorized and, when issued pursuant to their governing instruments and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

5.                                                 This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

6.                                                 In connection with the above opinion, we hereby consent:

(a)                        to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters,”; and

(b)                       to the filing of this opinion as an exhibit to the Registration Statement.

This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels